SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2006

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street, Suite 2225 Chicago, Illinois	60610
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

On January 20, 2006, The Female Health Company (the "Corporation") entered into an Employment Agreement (the "Employment Agreement") with Mary Ann Leeper ("Dr. Leeper"), the former President of the Corporation, and a member of the Corporation's Board of Directors. Pursuant to the terms of the Employment Agreement, Dr. Leeper will serve as a Strategic Advisor to the Corporation.  The Employment Agreement terminated all previous agreements between the parties relating to Dr. Leeper's employment. A copy of the Employment Agreement is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The Employment Agreement expires on September 30, 2006 (the "Expected Completion Date"). Pursuant to the Employment Agreement, Dr. Leeper will receive an annual base salary of $150,000. Additionally, Dr. Leeper is entitled to participate in the Corporation's bonus plans, stock incentive plan and other employee benefit plans. Pursuant to the Employment Agreement, Dr. Leeper is eligible to participate in any medical, health, dental, disability and life insurance policy that is in effect for the Corporation's other senior management. Pursuant to the Employment Agreement, Dr. Leeper has agreed not to compete with the Corporation during employment and for a period of two years following termination of employment (six months if employment is terminated by the Corporation after a "change of control") and has agreed to maintain the confidentiality of the Corporation's proprietary information and trade secrets during the term of employment and for three years thereafter.

The Employment Agreement provides that if Dr. Leeper's employment is terminated by the Corporation without "cause" or by Dr. Leeper for "good reason," Dr. Leeper will be entitled to a severance payment of $125,000 and a payment of $50,000 in consideration of the noncompetition and confidentiality covenants, except that if such termination occurs at any time after or in anticipation of a "change of control" with respect to the Corporation, Dr. Leeper will be entitled solely to those amounts to which she is entitled under the Amended and Restated Change of Control Agreement dated October 1, 2005 by and between the Corporation and Dr. Leeper. If the termination of Dr. Leeper's employment occurs as a result of the death or disability of Dr. Leeper, then she shall be entitled to receive the greater of (a) her base salary or (b) the remaining amounts due her under the terms of the Employment Agreement.

Item 1.02    Termination of a Material Definitive Agreement

Information required by this Item 1.02 of Form 8-K is disclosed above under Item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

    (d)    Exhibits

                     The following exhibit is furnished herewith:

                              Exhibit 99.1 - Employment Agreement dated January 20, 2006 between The Female Health Company and Mary Ann Leeper.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        THE FEMALE HEALTH COMPANY
Date:  January 24, 2006
        BY  /s/ O.B. Parrish
    O.B. Parrish, Chairman and
        Chief Executive Officer

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